SUBSCRIPTION AGREEMENT, dated as of October 2, 1998 (the "Agreement"), by and between EXTECH CORPORATION, a Delaware corporation ("EXTECH" or the "Company"), and EAGLE INSURANCE COMPANY, a New Jersey domiciled insurance company (the "Subscriber").

                                    RECITALS:

         The Company is a party to an Agreement, dated as of May 8, 1998, with Morton L. Certilman ("Certilman"), Jay M. Haft ("Haft"), Kevin Lang ("Lang") and Abraham Weinzimer ("Weinzimer") (as amended, the "DCAP Agreement"), pursuant to which, subject to the terms and conditions thereof, the Company has agreed to purchase from Lang and Weinzimer, and Lang and Weinzimer have agreed to sell to the Company, all of the outstanding shares of capital stock of Dealers Choice Automotive Planning Inc., ("DCAP") and certain other related entities as well as certain of the outstanding capital stock and membership interests in certain other related entities (collectively, the "Related DCAP Entities").

         The consummation of the DCAP Agreement is subject to, among other things, approval by the stockholders of the Company of an amendment to the Certificate of Incorporation of the Company pursuant to which the number of authorized shares of Common Stock, $.01 par value, of the Company ("Common Shares") is increased from 10,000,000 to at least 20,000,000 (the "Authorized Share Increase").

         In connection with the consummation of the DCAP Agreement, the Company desires to obtain additional financing by selling to the Subscriber 1,486,893 Common Shares (the "Shares") at a price of $0.67 per Share (the "Offering").

         The Subscriber is a wholly-owned subsidiary of The Robert Plan Corporation ("Robert Plan").

         Stockholder approval of the Authorized Share Increase is necessary to consummate this Offering, The consummation of this Offering is contemplated to take place concurrently with the consummation of the DCAP Agreement (the "DCAP Closing").

         Capitalized terms used in this Agreement will have the meanings given such terms in Article XIV hereof or elsewhere in the text of this Agreement, and variants and derivatives of such terms shall have correlative meanings,

         NOW, THEREFORE, in consideration of the recitals and the respective representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows;

                                    ARTICLE I

                             SUBSCRIPTION FOR SHARES

1.1 Subscription. Upon and subject to the terms and conditions of this Agreement, the Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Subscriber, the Shares at the Closing.


                                   ARTICLE II

                                 PURCHASE PRICE

2.1 Purchase Price. The purchase price for the Shares (the "Purchase Price) shall be sixty-seven cents ($0.67) per Share or an aggregate of nine hundred ninety-six thousand two hundred eighteen dollars and thirty-one cents ($996,218.3 1).

2.2 Payment of Purchase Price. The Purchase Price shall be paid at the Closing by the wire transfer by the Subscriber of immediately available funds to an account designated by the Company against delivery by the Company of a certificate representing the Shares.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                 THE SUBSCRIBER

The Subscriber makes the following representations and warranties to EXTECH:

3.1 Valid Existence. The Subscriber is a corporation validly existing under and in compliance with the laws of the State of New Jersey.

3.2 Consents. No consent of any Body or other Person is required to be received by or on the part of the Subscriber to enable it to enter into and carry out this Agreement and the transactions contemplated hereby.

3.3 Authority; Binding Nature of Agreement. The Subscriber has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Subscriber and no other corporate proceedings on the part of the Subscriber are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Subscriber and is enforceable in accordance with its terms.

3.4 No Breach Neither the execution and delivery of this Agreement, nor compliance by the Subscriber with any of the provisions hereof nor the consummation of the transactions contemplated hereby will:

                    (a)  violate  or  conflict   with  any   provision   of  the
               Certificate of Incorporation or By- Laws of the Subscriber;

                    (b) violate or, alone or with notice or the passage of time, or both, result in the breach or termination of, or otherwise give any party the right to terminate, or declare a default under, the terms of any Contract to which the Subscriber is a party or by which it may be bound;

                    (c) violate any judgment, order, injunction, decree or award against, or binding upon, the Subscriber or upon any of its assets; or

                    (d) violate any law or regulation of any jurisdiction relating to the Subscriber.

3.5 Legal Proceedings. No event set forth in paragraph (f) of Item 401 of Regulation S-K (Involvement in Certain Legal Proceedings), promulgated by the SEC, or paragraph (d) of Item 401 of Regulation S-B (Involvement in Certain Legal Proceedings), promulgated by the SEC, has occurred during the past five years with respect to either the Subscriber, Robert Plan or Robert Wallach.

3.6 Brokers. The Subscriber has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

3.7 Proxy Statement. The information to be furnished by the Subscriber for inclusion in the Proxy Statement, when furnished, and at all times to and including the time of the stockholders' meeting convened for the purpose of obtaining Stockholder Approval, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein contained not misleading.

3.8 SEC Reports. The Subscriber hereby represents that the Company has furnished to it a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 and Quarterly Reports on Form 10-QSB for the periods ended March 31, 1998 and June 30, 1998 (the "SEC Reports"). The Subscriber represents further that it has been furnished with all information regarding the Company, including, without limitation, regarding the DCAP Agreement, which it has requested or desired to know; that all other documents which could be reasonably provided, including, without limitation, a copy of the DCAP Agreement, have been made available for its inspection and review; and that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers and/or other representatives of the Company concerning the terms and conditions of the Offering, and any additional information which it has requested.

3.9 DCAP Agreement. The Subscriber hereby represents that the Company has furnished to it a copy of the DCAP Agreement and all of the Schedules and Exhibits thereto, which are listed in the Table of Contents to the DCAP Agreement, and that the Subscriber has reviewed such items.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF EXTECH

         Subject  to  Section   15.17   hereof,   EXTECH  makes  the   following
representations and warranties to the Subscriber:

4.1 Valid Existence; Qualification. (a) EXTECH is a corporation validly existing and in good standing under the laws of the State of Delaware. EXTECH has the power to carry on its business as now conducted and to own its assets now owned. EXTECH is qualified to do business in the State of New York, is not required to qualify in any other jurisdiction in order to own its assets now owned or to carry on its business as now conducted, and there has not been any claim by any other jurisdiction to the effect that EXTECH is required to qualify or otherwise be authorized to do business as a foreign corporation therein.

                       (b) Each of EXTECH's subsidiaries is duly organized, validly existing and in good standing in its jurisdiction of incorporation and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property requires such qualification. Each of such subsidiaries has the power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

4.2 Capitalization. (a) The authorized capital stock of EXTECH consists solely of ten million (10,000,000) Common Shares of which 5,591,367 shares are issued and outstanding. Immediately following the DCAP Closing and the issuance of the Shares, except as provided for on Schedule 4.2 hereto, the authorized capital stock of EXTECH will consist of at least 20,000,000 Common Shares of which approximately 11,780,260 Common Shares will be issued and outstanding.

     (b) Options, Etc. Except as set forth on Schedule 4.2 or in the SEC Reports or as contemplated by the DCAP Agreement, there are no outstanding rights (either pre-emptive or other) or options to subscribe for or purchase from EXTECH, or any warrants or other agreements providing for or requiring the issuance or purchase by EXTECH of, any of its capital stock or any securities convertible into or exchangeable, for, or exercisable into, any of its capital stock or any voting trusts, proxies or agreements relating to the voting of the EXTECH's capital stock.

4.3 Consents. Except (a) as set forth in Schedule 4.3 hereto, (b) for the consent of Lang and Weinzimer pursuant to the DCAP Agreement to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the "DCAP Consent"), and (c) for the Stockholder Approvals, the execution, delivery and performance by EXTECH of this Agreement, the DCAP Agreement and of each Related Agreement, and the issuance and sale of the Shares hereunder, do not and will not require the approval or consent of, or any filing with, any governmental authority or agency or any other Person.

4.4 Authority; Binding Nature of Agreement. EXTECH has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by EXTECH of this Agreement, the DCAP Agreement and each agreement, instrument, or other document to be executed in connection herewith or therewith (the "Related Agreements") and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of EXTECH and, except for Stockholder Approval, no other corporate proceedings on the part of EXTECH are necessary to authorize the execution, delivery and performance by EXTECH of this Agreement and the consummation of the transactions contemplated hereby. Each of this Agreement, the DCAP Agreement and each other Related Agreement constitutes the valid and binding obligation of EXTECH and is enforceable against it in accordance with its terms.

4.5 SEC Reports. EXTECH has previously delivered to the Subscriber true and complete copies, including exhibits, of the SEC Reports. The SEC Reports do not contain any untrue statement of material fact, or fail to state any material fact required to be stated therein or necessary to make the statements made therein not materially misleading.

4.6 No Breach. Neither the execution, delivery or performance by EXTECH of this Agreement, the DCAP Agreement or any other Related Agreement, nor compliance by EXTECH with any of the provisions hereof nor the consummation of the transactions contemplated hereby or thereby will:


     (a) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of EXTECH;

     (b) violate, or alone or with notice or the passage of time, or both, result in the breach or termination of, or otherwise give any party the right to terminate, or declare a default under, the terms of any Contract, license or permit to which EXTECH is a party or by which it may be bound, the violation, breach or termination of which, or default under which, would have a Material Adverse Effect;

     (c) violate any judgment, order, injunction, decree or award against, or binding upon, EXTECH or upon any of its assets;

     (d) subject to the accuracy of the representations made by the Subscriber in Article V hereof and by Lang and Weinzimer in Article VI of the DCAP Agreement, violate any law or regulation of any jurisdiction relating to EXTECH, the violation of which would have a Material Adverse Effect; or

     (e) result in the creation of any Lien upon any of the assets of EXTECH or any of EXTECH's subsidiaries, the creation of which would have a Material Adverse Effect.

4.7 DCAP Agreement. EXTECH has in all material respects performed all its obligations required to be performed by it to date under the DCAP Agreement, substantially in the manner provided in the DCAP Agreement, without any waiver or excusal of the performance or nonperformance of any such obligation, and is not in default under the DCAP Agreement (nor, to EXTECH's Knowledge has any event occurred which with the passage of time or notice, or both, would constitute such a default). To EXTECH's Knowledge, (a) each of the representations and warranties of Lang and Weinzimer made pursuant to the DCAP Agreement was true and correct in all material respects when made and is true and correct in all material respects as of the date hereof, and (b) each of Lang or Weinzimer and DCAP has performed, and complied with, in all material respects their respective covenants and agreements to be performed, or complied with, on or prior to the date hereof. EXTECH has received no notice of any dispute, default or alleged default or breach of any representation or warranty under the DCAP Agreement.

4.8 Brokers. EXTECH has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

4.9 Proxy Statement. The Proxy Statement (excluding information to be furnished by the Subscriber for inclusion therein), when furnished to the Company's stockholders, and at all times to and including the time of the stockholders' meeting convened for the purpose of obtaining Stockholder Approval, will not contain any untrue statement of a material fact with regard to the Authorized Share Increase proposal or omit to state any material fact with respect thereto necessary to make the statements therein contained not misleading.

4.10 Subsidiaries. Except as set forth on Schedule 4.10 hereto or in the SEC Reports, EXTECH does not have any subsidiaries and does not own or hold of record and/or beneficially own or hold, directly or through a subsidiary, any shares of any class of the capital of any corporation or any legal or beneficial ownership interest in any general or limited partnership, limited liability company, business trust or joint venture or in any other unincorporated trade or business enterprise. The capital stock or other equity interest for each of such Subsidiaries is wholly owned directly or indirectly by EXTECH, free and clear of any Lien.

4.11 Absence of Certain Developments. Except for entering into this Agreement and the DCAP Agreement, except as disclosed on Schedule 4.11 hereof, since June 30, 1998, neither EXTECH nor any of its subsidiaries has, whether or not in the ordinary course of business:

     (a) issued any capital stock or other equity interest or any right, options or warrants with respect thereto;

     (b) declared, set aside, paid to a reserve fund or made any payment or distribution of cash or other property to its stockholders or equity holders with respect to any class of its capital stock or other equity interest (other than dividends paid by EXTECH's subsidiaries to EXTECH) or purchased or redeemed any shares of its capital stock or other equity interests;

     (c) suffered any substantial loss to any of its material assets;

     (d) suffered damage, destruction or other casualty loss, or forfeiture of, any property or assets, whether or not covered by insurance, which has had or may reasonably be expected to have a Material Adverse Effect;

     (e) mortgaged or pledged all or any substantial part of its properties or assets, tangible or intangible, or subjected them to any Lien, except Liens for current property taxes not yet due and payable;

     (vi) entered into any agreement or arrangement granting any rights to purchase or lease all or any substantial part of its assets, properties or rights or requiring the consent of any Person to the transfer, assignment or lease of any such assets, properties or rights; or

     (vii) entered into any agreement or understanding to do any of the foregoing.

4.12 Liens. Neither EXTECH nor any of its subsidiaries has Liens upon any of its properties other than the Liens which are listed on Schedule 4.12 hereto and Liens on personal property created in connection with equipment leases, installment purchase contracts, conditional sales contracts, purchase money mortgages and the like to secure Indebtedness incurred to acquire property not exceeding $50,000 in the aggregate.


4.13 Indebtedness to and from Officers, Directors and Others. Except as set forth on Schedule 4.13 hereto, neither EXTECH nor any of its subsidiaries is indebted to any shareholder, director, officer, partner, manager, employee or consultant of EXTECH or any of its Subsidiaries or to any affiliate of EXTECH or any of its subsidiaries except for amounts due as normal salaries, wages or reimbursement of ordinary business expenses or routine employee advances for expenses, which business expenses and employee advances do not exceed $25,000 in the aggregate for all such shareholders, directors, officers, partners, managers, employees and consultants and not exceeding $10,000 for any such Person. Except as set forth on Schedule 4.13, no shareholder, director, officer, partner, manager, employee or consultant of EXTECH or any of its subsidiaries nor any affiliate of EXTECH or any of its subsidiaries is now indebted to EXTECH or any subsidiary except for ordinary business expense advances.


4.14 Tax Returns. Each of EXTECH and its subsidiaries has filed all Tax returns and reports which are required to be filed with any foreign, federal, state or local governmental authority or agency and has paid all Taxes which have become due, and made adequate provision for the payment of all Taxes that will become due, under applicable foreign, federal, state or local governmental law or regulations with respect to the periods in respect of which such returns and reports were filed, and all assessments of Taxes. EXTECH and its management knows of no additional assessments since the date of such returns and reports. Each of EXTECH and its subsidiaries has made adequate provisions for all current Taxes.


4.15 Solvency. Each of EXTECH and its subsidiaries is solvent and has tangible and intangible assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, after giving effect to the transactions contemplated hereunder and under the DCAP Agreement and each of the other Related Agreements.

4.16 Title to Assets. Each of EXTECH and its subsidiaries owns all of its respective assets, and has good and marketable title with respect thereto, free and clear of all Liens other than those disclosed on Schedule 4.16.

4.17 Material Contracts and Obligations.

          (a) Attached hereto as Schedule 4.17 is a true, complete and accurate list of all Contracts substantially restricting EXTECH or any of its subsidiaries from engaging in the insurance business or competing in such business with any Person or in any geographical area, or from using or disclosing any information in its possession (other than routine supplier and customer confidentiality agreements that have been entered into by EXTECH or its Subsidiaries which are in writing or have been orally agreed to by EXTECH or any such Subsidiary.)

          (b) Except as set forth on Schedule 4.17(b) hereto, all Contracts required to be disclosed to the Subscriber pursuant to this Section 4.17 are valid, binding and in full force and effect as to EXTECH or its Subsidiaries, and neither EXTECH nor, to the Company's knowledge, any other party thereto, is in material breach or violation of, or material default under, nor is there any reasonable basis for a claim of such breach or violation by EXTECH or such default by EXTECH or its Subsidiaries under, the terms of any such Contract, and no event has occurred which constitutes or, with the lapse of time or the giving of notice or both, would constitute, such a material breach, violation or default by EXTECH or its Subsidiaries thereunder. EXTECH has furnished to the Subscriber a true and complete copy of all Contracts required to be disclosed pursuant to this
     Section 4.17, including all amendments thereto listed on Schedule 4.17.

4.18 Necessary Property; Condition of Property. The properties and assets owned, leased by or licensed to EXTECH and each of its subsidiaries, if applicable, constitute all of the real and personal properties, tangible and intangible, which are necessary, used or useful in the conduct of its business in the manner and to the extent presently conducted or as presently contemplated to be conducted. No other material real or personal properties are required for the conduct of the business of EXTECH or any of its subsidiaries as presently or proposed to be conducted by them.

4.19. Necessary Licenses and Permits. Except as set forth on Schedule 4.19, EXTECH and each of its Subsidiaries, if applicable, has all licenses, permits, consents, concessions and other authorizations of governmental, regulatory or administrative agencies or authorities, whether foreign, federal, provincial, state, or local (collectively OPermitsO), required to own and lease its properties and assets and to conduct its business as now or proposed to be conducted by them except where the failure to have such Permits would not have a Material Adverse Effect. Schedule 4.19 hereto sets forth a list of each material license, permit, consent, concession, or other authorization so required or used by EXTECH or any of its subsidiaries in the conduct of its business, as now or proposed to be conducted. Except as specified in Schedule 4.19 hereto, no registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement, the DCAP Agreement or any other Related Agreement, or of the consummation of the transactions contemplated hereby, including without limitation the issuance of the Shares,
(a) to avoid the loss of any Permit listed in Schedule 4.19 or any asset, property or right pursuant to the terms thereof, or the violation or breach of any law applicable thereto or (b) to enable EXTECH or any of its subsidiaries to hold and enjoy the same after the Closing Date in the conduct of its business as now or proposed to be conducted by them.

4.20 Compliance with Law. Except as disclosed pursuant to the DCAP Agreement, EXTECH and each of its subsidiaries is in compliance with all applicable laws, regulations, orders, judgments, decrees, permits, licenses, franchises and authorizations, except where the failure to so comply would not have a Material Adverse Effect. Except as may be set forth on Schedule 4.20 hereto or disclosed pursuant to the DCAP Agreement, neither EXTECH nor any of its subsidiaries, if applicable, is in default under, or in violation of, or has violated (and not cured) any law (including, without limitation, laws relating to the issuance or sale of securities, antitrust, zoning and building codes and ordinances, occupational safety, the protection of the environment, transportation, storage or disposal of hazardous waste, anti-pollution and air and water quality laws), or any licenses, franchises, permits, authorizations or concessions granted by, or any judgment, decree, writ, injunction or order of, any governmental or regulatory authority, applicable to its business or any of its properties or assets, except where such defaults and violations would not, in the aggregate, have a Material Adverse Effect. Neither EXTECH nor any of its subsidiaries has received any notification alleging any violations of any of the foregoing within the last five years with respect to which adequate corrective action has not been taken.

4.21 Environmental Compliance.

          (a) (i) Neither EXTECH nor any of its subsidiaries has generated, used, transported, treated, stored, released or disposed of, and has not suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any "Hazardous Substance" (as hereinafter defined) in violation of any "Environmental Laws" (as hereinafter defined);
     (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance resulting from the conduct of EXTECH or any of its subsidiaries or the use of any property or facility by EXTECH or any of its subsidiaries or, to the best of the Company's knowledge, any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability on the part of EXTECH or any of its subsidiaries under the Environmental Laws or which would require reporting to or notification by EXTECH or any of its subsidiaries to any governmental entity; (iii) no asbestos which is or has some reasonable likelihood of becoming friable or polychlorinated biphenyl or underground storage tank is contained in or located at any facility owned, leased or used by EXTECH or any of its subsidiaries; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the business of EXTECH or any of its subsidiaries, whether before or during the ownership of EXTECH or any of its subsidiaries, has been and is being handled or dealt with in all respects in compliance with the Environmental Laws in effect at the time such activities were being conducted.

          (b) For purposes of this  Agreement,  the term  "Hazardous  Substance"
     shall mean (but shall not be limited  to)  substances  that are  defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials" "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy, asbestos, polychlorinated biphenyls and urea formaldehyde.

          (c) For purposes of this Agreement, the term "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resources Conservation and Recovery Act of 1976, as amended, and distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances and any applicable statutes, regulations, rules, orders in council, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, and similar items of all governmental authorities and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to the protection of human health or the environment from the effects of Hazardous Substances, including, but not limited to, those pertaining to reporting, licensing, permitting, investigating and remediating emissions, discharges, releases or threatened releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

4.22 Litigation. Except as set forth on Schedule 4.22 hereto or disclosed pursuant to the DCAP Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against EXTECH or any of its subsidiaries or any of their respective assets or properties, including each Employee Benefit Plan at law or in equity or before any governmental authority or instrumentality or before any arbitrator of any kind nor to the Company's knowledge, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted.

4.23 No Material Adverse Changes. Except as set forth on Schedule 4.23 hereto and for continuing losses, since June 30, 1998, no Material Adverse Effect has occurred, and EXTECH has no knowledge of any occurrence or development which might reasonably be expected to result in any such Material Adverse Effect.

4.24 Corporate Documents, Books and Records. Complete and correct copies of the certificate or articles of incorporation and by-laws, and of all amendments thereto, of EXTECH and each of its subsidiaries have been made available for review by the Subscriber, and no changes in said documents will be made on or before the Closing Date other than as contemplated hereby or by the DCAP Agreement or as disclosed to, and concurred to in writing by Subscriber. The minute books of EXTECH and each of its subsidiaries contain accurate records of all meetings and consents in lieu of meetings of the Board (and its committees) and shareholders of each corporation since incorporation. Except as reflected in such minute books or as set forth on Schedule 4.24 hereto, there are no minutes of meetings or consents in lieu of meetings of the Board (or its committees) or of the shareholders of EXTECH or any of its subsidiaries. The books and records of EXTECH and each of its subsidiaries accurately reflect the transactions to which EXTECH and each of its subsidiaries is a party or by which its properties are subject or bound, and such books and records have been properly kept and maintained in all material respects.

4.25 Disclosure. No representation, warranty or statement made in this Agreement, any Related Agreement, or any agreement, certificate, statement or document furnished by or on behalf of EXTECH or any of its subsidiaries in connection with the issuance of the Shares contains or will contain any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE V

                              ACQUISITION OF SHARES

5.1 Investment Intent; Qualification as Purchaser.

          (a) The Subscriber represents and warrants that the Shares to be acquired pursuant to the terms hereof are being acquired for its own account, for investment purposes and not with a view to the distribution thereof.  The Subscriber  agrees that it will not sell,  assign,  transfer, encumber or otherwise dispose of any of the Shares unless (i) a registration statement under the Securities Act with respect to the Shares is in effect and the prospectus included therein meets the requirements of
     Section 10 of the Securities Act, or (ii) pursuant to an exemption from registration under the Securities Act. In the event, Subscriber relies on such an exemption, upon written request of EXTECH, prior to any disposition of any Shares, Subscriber shall provide to EXTECH a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, transfer, encumbrance or disposition does not require registration under the Securities Act.

          (b) The Subscriber understands and acknowledges that the Shares are not being registered under the Securities Act and must be hold indefinitely unless they are subsequently registered thereunder or an exemption from such registration is available.

          (c) The Subscriber represents and warrants that (i) it is an "accredited investor," as such term is defined in Rule 501(a) promulgated by the SEC under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Shares contemplated hereby; (ii) it is able to bear the economic risk of an investment in the Shares, including, without limitation, the risk of the loss of part or all of its investment and the inability to sell or transfer the Shares for an indefinite period of time; (iii) it has adequate means of providing for current needs and contingencies and has no need for liquidity in its investment in the Shares; and (iv) it does not have an overall commitment to investments which are not readily marketable that is excessive in proportion to its net worth and an investment in the Shares will not cause such overall commitment to become excessive. The Subscriber will execute and deliver to EXTECH such documents as EXTECH may reasonably request in order to confirm the accuracy of the foregoing.

5.2  Restrictive  Legend.  The Shares to be issued to the  Subscriber may not be sold, assigned, transferred, encumbered or disposed of unless they are registered under the Securities Act or unless an exemption from such registration is available. Accordingly, the following restrictive legend will be placed on any instrument, certificate or other document evidencing the Shares:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. These shares have been acquired for investment and not for distribution or resale. They may not be sold, assigned, mortgaged, pledged, hypothecated or otherwise transferred or disposed of without an effective registration statement for such shares under the Securities Act of 1933, as amended or an opinion of counsel for the Company that registration is not required under such Act."

5.3 Certain Risk Factors. The Subscriber acknowledges that there are significant risks relating to the acquisition of the Shares including, without limitation, as a result of the matters described in the SEC Reports and the risks relating to the operation of DCAP and its related entities.


                                   ARTICLE VI

                                 PROXY STATEMENT

6.1 Subscriber Information. At the request of the Company, the Subscriber shall furnish to the Company in a timely manner any and all information with respect to itself, Robert Plan and Robert Wallach as shall be necessary for the completion of the Proxy Statement in accordance with the requirements of the proxy rules promulgated under the Exchange Act.


                                   ARTICLE VII

            CONDITIONS PRECEDENT TO THE OBLIGATION OF EXTECH TO CLOSE

         The obligation of EXTECH to consummate the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by EXTECH (except when the fulfillment of such condition is a requirement of law):

7.1 Representations and Warranties. All representations and warranties of the Subscriber contained in this Agreement shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

7.2 Performance of Obligations. The Subscriber shall have performed or complied with in all material respects its agreements, covenants and undertakings hereunder and under each Related Agreement to be performed or complied with on or prior to the Closing Date. 7.3 Certificate. EXTECH shall have received a certificate, dated the Closing Date, signed by an executive officer of the Subscriber, as to the satisfaction of the conditions contained in Sections 7.1,
7.2 and 7.8 hereof.

7.3 Certificate. EXTECH shall have received a certificate, dated the Closing Date, signed by an executive officer of the Subscriber, as to the satisfaction of the conditions contained in Sections 7.1, 7.2 and 7.8 hereof.

7.4 Purchase Price. The Subscriber shall have tendered to EXTECH the Purchase Price in accordance with the provisions of Section 2.2 hereof.

7.5 Stockholder Approval. Stockholder Approval shall have occurred.

7.6 DCAP Consent. EXTECH shall have obtained the DCAP Consent.

7.7 DCAP Closing. The DCAP Closing shall have occurred concurrently with the Closing.

7.8 No Actions. No Action shall have been instituted and be continuing before a court or before or by a Body, or shall have been threatened and be unresolved, to restrain or prevent, or obtain any material amount of damages in respect of, the carrying out of the transactions contemplated hereby or which might have a materially adverse effect thereon.

7.9. Related Agreements. This Agreement and each of the Related Agreements shall have been executed and delivered in a form provided for herein, and each of the Related Agreements shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with the prior written consent of EXTECH.

7.10 Secretary's Certificate. EXTECH shall have received from the Subscriber copies certified by the Secretary thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of this Agreement and each of the Related Agreements to which the Subscriber is a party.

7.11 Incumbency Certificate. EXTECH shall have received from the Subscriber an incumbency certificate, dated the Closing Date, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Subscriber, this Agreement and each of the Related Agreements to which the Subscriber is or is to become a party, and to give notices and to take other action on behalf of the Subscriber under each of such documents.

                                  ARTICLE VIII

                    CONDITIONS PRECEDENT TO THE OBLIGATION OF
                             THE SUBSCRIBER TO CLOSE

         The obligation of the Subscriber to consummate the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by the Subscriber (except when the fulfillment of such condition is a requirement of law):

8.1 Representations and Warranties. All representations and warranties of EXTECH contained in this Agreement shall be true and correct in all material respects as at the Closing Date, as if made at the Closing and as of the Closing Date.

8.2 Performance of Obligations. EXTECH shall have performed or complied with in all material respects its agreements, covenants and undertakings hereunder and under each Related Agreement to be performed or complied with on or prior to the Closing Date.

8.3 Certificate. The Subscriber shall have received a certificate, dated the Closing Date, signed by the Chairman of the Board or President of EXTECH, as to the satisfaction of the conditions contained in Sections 8.1, 8.2, 8.5, 8.6, 8.7, 8.8, 8.9 and 8.15 hereof.

8.4 Shares. EXTECH shall have tendered to the Subscriber a certificate evidencing the Shares.

8.5 Stockholder Approval. Stockholder Approval shall have occurred.

8.6 Size of Board: Election as Director. The size of the Board of Directors of EXTECH shall have been increased to five (5) and the nominee designated by the Subscriber (which nominee shall be Robert Wallach) shall have been elected as a member thereof.

8.7 DCAP Consent. EXTECH shall have obtained the DCAP Consent.

8.8 DCAP Closing. The DCAP Closing shall have occurred concurrently with the Closing, and the issued and outstanding shares of EXTECH beneficially owned, directly or indirectly, by Lang, Weinzimer, Morton L. Certilman and Jay M. Haft, after giving effect to the DCAP Closing, shall be substantially as set forth on
Schedule 8.8 attached hereto.

8.9 No Actions. No Action shall have been instituted and be continuing before a court or before or by a Body, or shall have been threatened and be unresolved, to restrain or prevent, or obtain any material amount of damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially affect the right of the Subscriber to own the Shares after the Closing Date, or which might have a materially adverse effect thereon.

8.10 Related Agreements. This Agreement, the DCAP Agreement and each of the Related Agreements shall have been executed and delivered in a form provided for herein, and each of the Related Agreements shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with the prior written consent of Subscriber.

8.11 Charter. The Subscriber shall have received from EXTECH (a) a copy of EXTECHOs Certificate or Articles of Incorporation, certified by the Secretary of the Company to be true and complete as of a date no more than five days prior to the Closing Date, (b) a copy, certified by the Secretary of EXTECH to be true and complete as of the Closing Date, of the by-laws thereof; and (c) a certificate, dated not more than five days prior to the date hereof, of the relevant governmental authority or other appropriate official of each jurisdiction in which EXTECH is incorporated or qualified to do business, as to EXTECH's corporate good standing in such jurisdiction or qualification to do business, as the case may be.

8.12 Secretary's Certificate. The Subscriber shall have received from EXTECH copies certified by the Secretary thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of this Agreement, the DCAP Agreement and each of the Related Agreements to which EXTECH is a party.

8.13 Incumbency Certificate. The Subscriber shall have received from EXTECH an incumbency certificate, dated the Closing Date, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of EXTECH, this Agreement, the DCAP Agreement and each of the Related Agreements to which EXTECH is or is to become a party, and to give notices and to take other action on behalf of EXTECH under each of such documents.

8.14 Agreements. The Subscriber shall have received copies of the DCAP Agreement, each Related Agreement, each other agreement, instrument, certificate or other document executed in connection with the DCAP Agreement or any such Related Agreement and all amendments, modifications or supplements thereto, certified to the Subscriber's reasonable satisfaction to be true and accurate copies thereof; provided that to the extent Subscriber shall have received a certified copy of any of the foregoing prior to the Closing, EXTECH may, in lieu of delivering an additional copy, certify in writing to the Subscriber that the certified copy thereof previously delivered to the Subscriber represents a true and correct copy thereof as of the Closing Date.

8.15 Amendment of DCAP Agreement, Etc. EXTECH shall not have agreed to any amendment to or modification of, nor shall have granted any waiver or failed to enforce any of its rights pursuant to any provision of the DCAP Agreement or the other Related Agreements to which DCAP is a party or executed in connection with the DCAP Agreement, which amendment, modification, waiver or failure to enforce shall have (a) materially increased the consideration payable by EXTECH pursuant to the DCAP Agreement, (b) materially reduced the obligations of Lang or Weinzimer under the DCAP Agreement, (c) materially limited or restricted any representation or warranty or eliminated any material representation and warranty, of Lang or Weinzimer pursuant to the DCAP Agreement, (d) materially increased the obligations of EXTECH under, or added any material obligation of EXTECH with respect to, the DCAP Agreement, or (e) materially adversely affected the value of the Shares.

                                   ARTICLE IX

                                     CLOSING

9.1 Time and Location. The closing (the "Closing") provided for herein shall take place at the offices of Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554, upon or no more than two (2) business days following the DCAP Closing or, if, as of such date, any party shall not be obligated to close and shall not have waived such closing condition(s), subject to the provisions of Article XII hereof, on the business day after such later date as such party or parties shall be obligated to close or shall have waived such closing condition(s), or at such time and place as may be mutually agreed to by the parties. Such date is referred to in this Agreement as the "Closing Date."

9.2 Items to be Delivered by the Subscriber. At the Closing, the Subscriber will deliver to EXTECH:

          (a) the certificate required by Section 7.3 hereof; and

          (b) the Purchase Price for the Shares.

9.3 Items to be Delivered by EXTECH. At the Closing,  EXTECH will deliver to the
Subscriber:

          (a) the certificate required by Section 8.3 hereof; and

          (b) the certificate representing the Shares.


                                    ARTICLE X
                              PRE-CLOSING COVENANTS

              EXTECH covenants that, following the date hereof and through the Closing Date, except as contemplated hereby (including, without limitation, as set forth in the schedules hereto), EXTECH will comply, and will cause each of its subsidiaries to comply, with the following.

10.1 Corporate Existence; Subsidiaries; Maintenance of Properties. Each of EXTECH and its subsidiaries will preserve and keep in full force and effect its corporate existence, rights and franchises. EXTECH and its subsidiaries will not engage in any business other than those presently conducted or now contemplated by such Persons and those businesses substantially similar to the business now conducted or now contemplated. Each of EXTECH and its subsidiaries will maintain all of its properties used or useful in the conduct of its business in good condition, repair and working order (normal wear and tear excepted) and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of EXTECH may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this
Section 10.1 shall prevent EXTECH or any of its subsidiaries from discontinuing the operation and maintenance of any of such properties if such discontinuance is, in the judgment of EXTECH, desirable in the conduct of such Person's business and does not cause a Material Adverse Effect.

10.2 Taxes. Each of EXTECH and its subsidiaries will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes, assessments and other governmental charges imposed upon EXTECH and its subsidiaries and their respective real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a Lien or charge upon any of their properties; provided, however, that any such Tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if EXTECH or any of its subsidiaries shall have set aside on its books adequate reserves with respect thereto; and provided, further, that EXTECH and its subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies or claims forthwith upon the commencement of foreclosure on any lien which may have attached as security therefor.

10.3 Compliance with Laws, Contracts, Licenses and Permits. Each of EXTECH and its subsidiaries will (a) comply in all material respects with all applicable laws and regulations wherever its business is conducted, (b) comply with the provisions of its certificate or articles of incorporation and by-laws, (c) comply in all material respects with all agreements and instruments by which it or any of its properties may be bound (including, without limitation, the DCAP

Agreement and the other Related Agreements), (d) comply with all applicable decrees, orders, and judgments and (e) comply in all material respects with all required approvals, permits and licenses.

10.4 Distributions. Neither EXTECH nor any of its subsidiaries shall make any Distribution.

10.5 Transactions with Affiliates. Except as set forth on Schedule 10.5, neither EXTECH nor any of its Subsidiaries will engage in any transaction with any affiliate, except on terms which, in the aggregate, are not less favorable to EXTECH than could be obtained by EXTECH from a third party in an arms-length transaction, and the terms of any such transaction shall be disclosed to the Subscriber.

10.6 Joint Ventures. Neither EXTECH nor any or its subsidiaries will enter into any joint venture or partnership.

     10.7 Loans and Advances. Neither EXTECH nor any of its subsidiaries shall make loans or cash advances to any director, officer, partner, employee or affiliate other than cash advances for meals, lodging and other expenses in connection with business-related travel which exceed $25,000 in the aggregate outstanding at any one time for all loans and advances or exceed $10,000 to any one Person, except that EXTECH may make loans to purchase the Sterling Foster Shares (as such term is defined in the DCAP Agreement).

10.8   Restrictions  on  Indebtedness.   Neither  EXTECH  nor  any  of  its
subsidiaries will create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than the following ("Permitted Indebtedness"):

          (a) Indebtedness reflected in the SEC Reports;

          (b) Indebtedness of DCAP and/or any Related DCAP Entity; and

          (c) any other Indebtedness of EXTECH which does not at any time exceed $100,000 in the aggregate.

10.9 Additional SEC Reports. Promptly upon their filing with the SEC or mailing to stockholders, EXTECH shall deliver to the Subscriber copies of all filings, forms, material correspondence, registration statements, proxies, prospectuses and all amendments, modifications or supplements thereto filed with the SEC or delivered to EXTECH's stockholders, including without limitation drafts, supplements, amendments and the final form of the Proxy Statement.

10.10 Issuance of Equity. EXTECH shall not, and shall not permit any of its subsidiaries to, issue any shares of its capital stock or any options, warrants or other rights exercisable or exchangeable for, convertible into or which otherwise entitle the holder thereof to acquire, capital stock of EXTECH.

10.11 Sale of Assets. EXTECH shall not agree or permit any of its Subsidiaries to sell any of its assets or properties, except in the ordinary course of business.

10.12 Merger or Consolidation. EXTECH shall not authorize or effect, or permit any of its subsidiaries to authorize or effect, the merger, combination, consolidation or similar transaction among EXTECH and/or any such subsidiary, on the one hand, and any other Person, on the other hand.

10.13 Liquidation. EXTECH shall not authorize or effect, or permit any of its subsidiaries to authorize or effect, the liquidation (whether complete or partial), dissolution or winding up of EXTECH or any such subsidiary.

                                   ARTICLE XI

                              POST-CLOSING MATTERS

11.1Further Assurances. On and after the Closing Date, the parties shall take all such further actions and execute and deliver all such further instruments and documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

11.2Nominee to Board of Directors. During the five (5) year period following the Closing, provided that the Subscriber remains the beneficial owner of at least one million (1,000,000) Common Shares (subject to adjustment for stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications and similar events affecting the number of issued and outstanding Common Shares of the Company which occurs or are effective after the Closing), the Company shall nominate as a director thereof one (1) person designated by the Subscriber (which designee shall be Robert Wallach).


                                   ARTICLE XII

                           SURVIVAL OF REPRESENTATIONS

12.1 Survival. The parties agree that their respective representations and warranties contained in this Agreement shall survive the Closing for a period of one (1) year.


                                  ARTICLE XIII

                             TERMINATION AND WAIVER

13.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing:

          (a) By mutual consent of EXTECH and the Subscriber;

          (b) By EXTECH if any of the conditions set forth in Article VII hereof shall not have been fulfilled on or prior to December 31, 1998, or shall have become incapable of fulfillment and shall not have been waived; or

          (c) By the Subscriber if any of the conditions set forth in Article VIII hereof shall not have been fulfilled on or prior to December 31, 1998, or shall have become incapable of fulfillment, and shall not have been waived.

         If this Agreement is terminated as described above, this Agreement shall be of no further force and effect, without any liability or obligation on the part of any of the parties except for any liability which may arise pursuant to Section 15.2 hereof or as a result of a party's willful failure to consummate the transactions contemplated hereby or for any breach of any representation, warranty or covenant.

13.2 Waiver. Any condition to the performance of the parties which legally may be waived on or prior to the Closing Date may be waived at any time by the patty entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, representation or warranty of this Agreement.


                                   ARTICLE XIV

                                  DEFINED TERMS

14.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          "Action" shall mean any action, claim, suit, demand, litigation, governmental or other proceeding, arbitral action, or governmental inquiry or investigation hereof.

          "Authorized Share Increase" shall have the meaning ascribed to it in the Recitals.


          "Body" shall mean a federal, state, local, and foreign governmental or
     other  regulatory  body,  including,   without  limitation,  one  that  has
     jurisdiction over insurance matters.

          "Closing" shall have the meaning ascribed to it in Section 9.1 hereof.

          "Closing Date" shall have the meaning ascribed to it in Section 9.1 hereof.

          "Common Shares" shall have the meaning ascribed to it in the Recitals hereof.

          "Company" shall have the meaning ascribed to it in the Recitals hereof.

          "Contract" shall mean any agreement, contract, instrument, obligation, commitment, understanding or arrangement, whether written or oral, to which a particular Person is a party or is otherwise bound.

          "DCAP" shall have the meaning ascribed to it in the Recitals hereof.

          "DCAP Agreement" shall have the meaning ascribed to it in the Recitals hereof.

          "DCAP Closing" shall have the meaning ascribed to it in the Recitals hereof.

          "DCAP Consent" shall have the meaning ascribed to it in Section 4.3.

          "Distribution" means (a) the declaration or payment of any dividend of cash or property in respect of any shares of any class of EXTECHOs or any of its SubsidiariesO Capital Stock or other equity securities; (b) the purchase, redemption or other retirement of any shares of any class of EXTECHOs or any of its SubsidiariesO Capital Stock or other equity securities, directly or indirectly or otherwise; or (c) any other distribution on or in respect of any shares of any class of EXTECHOs or any of its SubsidiariesO Capital Stock or other equity securities.

          "Employee Benefit Plan" means any employee benefit plan within the meaning of *3(3) of ERISA maintained or contributed to by EXTECH or any ERISA Affiliate, other than a Multiemployer Plan.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "EXTECH's Knowledge" means the actual and not imputed or inferred knowledge of the Company based solely upon (a) the representations and warranties of Lang and Weinzimer pursuant to Article III of the DCAP Agreement as to facts, matters, circumstances and conditions arising on or prior to the DCAP Closing, and (b) facts, matters, circumstances and conditions of which Company shall have received written notice or which are actually known or have been specifically brought to the attention of Certilman or Haft (the "Subject Officers"); provided that, notwithstanding anything to the contrary contained herein or in any agreement, certificate, instrument or other document executed or delivered in connection with this Agreement, except as set forth in this definition, (x) no knowledge of DCAP or its officers, agents, employees, directors or representatives or any person other than the Subject Officers shall be imputed to or deemed to be known by the Company as to facts, matters and circumstances and conditions described in subsection (a) of this definition, and (y) the Company shall not be deemed to have knowledge of any fact, matter, circumstance or condition existing or arising prior to the DCAP Closing, whether or not continuing after the DCAP Closing, except to the extent set forth in subsection (b) of this definition.

          "Indebtedness" means all obligations, contingent and otherwise, which in accordance with GAAP should be classified on the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness or performance of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and (iv) obligations to reimburse issuers of any letters of credit.

          "Information" shall have the meaning ascribed to it in Section 15.2 hereof.

          "Lien" means (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

          "Material  Adverse  Effect" shall mean any material  adverse effect on
     the  business,   operations  or  financial  condition  of  EXTECH  and  its subsidiaries taken as a whole.

          "Offering" shall have the meaning ascribed to it in the Recitals hereof.

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an unincorporated organization and a government or other department or agency thereof.

          "Proxy Statement" shall mean the proxy statement prepared by EXTECH in connection with its seeking to obtain Stockholder Approval.

          "Purchase Price" shall have the meaning ascribed to it in Section 2.1 hereof.

          "Related Agreements" shall have the meaning ascribed to it in Section 4.4.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC Reports" shall have the meaning ascribed to it in Section 3.8 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Shares" shall have the meaning ascribed to it in the Recitals hereof.

          "Stockholder Approvals" shall mean each of (a) the approval by the stockholders of EXTECH of the Authorized Share Increase, and (b) the "Stockholder Approval" as defined in the DCAP Agreement.

          "Subscriber" shall have the meaning ascribed to it in the Recitals hereof.

          "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any Person controlled by the former Person, whether as a result of the ownership of a majority of the latter Person's voting equity interests or otherwise as the result of the power or right to direct the management of such latter Person or to elect the Board of Directors or managers of such latter Person.

          "Taxes" means (A) all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon EXTECH with respect to all periods or portions thereof ending on or before the date hereof and/or (B) any liability of EXTECH for the payment of any amounts of the type described in the immediately preceding clause
     (A) as a result of being a member of an affiliated or combined group.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

15.1 Expenses. Each of the parties shall bear its or his own expenses in connection herewith.

15.2 Confidential Information. All information that a disclosing party furnishes in connection with the transactions contemplated hereby (the "Information") will be kept confidential, will be used solely in connection with the contemplated transactions and will not, without prior written consent of the disclosing party, be used or disclosed, directly or indirectly, in any manner whatsoever, in whole or in part.

         Notwithstanding anything herein above to the contrary, the obligations imposed upon the parties herein shall not apply to Information:

          (a) which is publicly available prior to the date hereof; or

          (b) which hereafter becomes available to the public through no wrongful act of the receiving party; or

          (c) which was in the possession of the receiving party prior to the commencement of negotiations between the parties with regard to the transactions contemplated hereby and not subject to an existing agreement of confidence between the parties; or

          (d) which is received from a third party without restriction, not in violation of an agreement of confidence and without breach of this Agreement;

          (e) which is independently developed by the receiving party; or

          (f) which is disclosed pursuant to a requirement or request of a government agency, arbitrator or court.

         Upon the request of a disclosing party, which may be made at any time following any termination of this Agreement in accordance with the terms hereof, the receiving party will redeliver to the disclosing party any and all written Information furnished to the receiving party and will not retain any copies thereof.

15.3 Equitable Relief. The parties agree that the remedy at law for any breach or threatened breach of the provisions of Section 15.2 will be inadequate and the aggrieved party shall be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited thereunder.

15.4 Publicity. Neither EXTECH nor the Subscriber will issue any report, statement, release or other public announcement pertaining to the matters contemplated by this Agreement, or otherwise disclose this Agreement or the terms hereof, without the prior written consent of the other. Notwithstanding the foregoing, either party is permitted to make any disclosures or public announcements of the transactions contemplated hereby and/or the terms hereof without the prior written consent and approval of the other if it shall determine that such disclosure is required in order to comply with applicable securities or insurance laws and regulations. In such event, the disclosing party shall furnish to the other party a copy of the disclosure document promptly following the filing or other disclosure thereof.

15.5 Entire Agreement. This Agreement, including the schedules attached hereto, which are a part hereof, constitutes the entire agreement of the parties with respect to the subject matter hereof. No change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

15.6 Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes when in writing and hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail, nationally recognized overnight courier or telecopier as follows:

if to EXTECH:

     90 Merrick Avenue
     East Meadow, New York  11554
     Attention:  Morton L. Certilman, President
     Telecopier Number:  (516) 296-7111

With a copy to:

     Certilman Balin Adler & Hyman, LLP
     90 Merrick Avenue
     East Meadow, New York 11554
     Attention:  Fred Skolnik, Esq.
     Telecopier Number: ( 516) 296-7111

If to the Subscriber:

     c/o The Robert Plan Corporation
     999 Stewart Avenue
     Bethpage, New York  11714
     Attn:  Jasper J. Jackson, Esq.
     Telecopier Number:  (516) 393-4561

With a copy to:

     Edwards & Angell, LLP
     750 Lexington Avenue
     New York, NY  10022
     Attn:  Geoffrey Etherington III, Esq.
     Telecopier Number:  212-308-4844


or at such other address as any party may specify by notice given to the other party in accordance with this Section 15.6.

15.7 Choice of Law; Severability. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof. In the event any clause, section or part of this Agreement shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Agreement which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.

15.8 Successors and Assigns; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither the Subscriber nor EXTECH may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other.

15.9 Counterparts. This Agreement maybe executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

15.10  Facsimile  Signatures.   Signatures  hereon  which  are  transmitted  via
facsimile shall be deemed original signatures.

15.11 Headings; Gender. The headings, captions and/or use of a particular gender under sections of this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

15.12 Consent to Jurisdiction. EXTECH and the Subscriber hereby agree to submit to the exclusive jurisdiction of the courts of the State of New York and to the courts to which an appeal of the decisions of such courts may be taken, and consents that service of process with respect to all courts in and of the State of New York may be made by registered mail to it at the address set forth in Section 15.6 above.


15.13 Remedies. (a) The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have at law or in equity.

          (b) Without limitation of the foregoing, the parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions this Agreement were not performed fully by the parties hereto in accordance with their specific terms or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

          (c) Except where a time period is otherwise specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy.

15.14 Arbitration. Any controversy, dispute or claim arising out of or in connection with or relating to this Agreement, or the breach, termination or validity hereof or any transaction contemplated hereby (any such controversy, dispute or claim being referred to as a "Dispute") shall be finally settled by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules then in force (the "AAA Rules") of the American Arbitration Association (the "AAA"). There shall be a panel of three arbitrators who shall be appointed pursuant to AAA procedure, in each case, within fifteen (15) business days of receipt of the demand for arbitration by the respondent(s) in any such proceeding. Each of the arbitrators shall be an attorney with no less than fifteen (15) years' experience in the practice of business law (preferably with experience in the acquisition and financing of businesses such as those engaged in by EXTECH and the Subsidiaries at the time such Dispute arises) who shall not have performed any legal services for any of the parties or person controlled by any of the parties for a period of 5 years prior to the date the demand for arbitration is received by the respondent(s). The sites for an arbitration pursuant to this Section shall be Nassau County, New York. A final award shall be rendered as soon as reasonably possible and, in any event, within ninety (90) days of the appointment of the panel of arbitrators; provided, however, that if the arbitrators determine by majority vote that fairness so requires, such ninety (90) day period may be extended by no more than sixty (60) additional days. The parties agree that the arbitrators shall have the right and power to shorten the length of any notice periods or other time periods provided in the AAA Rules and to implement Expedited Procedures under the AAA Rules in order to ensure that the arbitration process is completed within the time frames provided herein. The arbitration decision or award shall be reasoned and in writing. Judgment on the decision or award rendered by the arbitrators may be entered and specifically enforced in any court having jurisdiction thereof. Notwithstanding the provisions of Section 15.7, any arbitration held pursuant to the provisions of this Section shall be governed by the Federal Arbitration Act. All arbitrations commenced pursuant to this Agreement, or any other agreements and transactions incident hereto while any other arbitration hereunder shall be in progress, shall be consolidated and heard by the initially constituted panel of arbitrators.

15.15 Waiver of Jury Trial.

     WITHOUT LIMITATION OF THE PROVISIONS OF SECTION 15.14, EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH OR ANY MATTER ARISING UNDER, OUT OF OR RELATING TO, THIS AGREEMENT (AS THIS AGREEMENT MAY HEREAFTER BE AMENDED) OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

15.16 No Third Party Beneficiary. There are no third party beneficiaries of this Agreement, including without limitation Lang, Wenzimer and DCAP and no Person other than EXTECH, the Subscriber, and their respective permitted successors and assigns shall be entitled to rely upon the provisions hereof.

15.17 EXTECH's Knowledge.  Notwithstanding anything to the contrary contained in
Article IV hereof,  the Company's  representations  and  warranties set forth in
Article IV with respect to DCAP, the DCAP Agreement, Lang, Weinzimer or the business, financial condition or operations of DCAP shall be limited to EXTECH's Knowledge and the Company shall not be liable for any inaccuracy in or incompleteness of any such representation and warranty if based on EXTECH's Knowledge as of the date when such representation and warranty was made such representation and warranty was true and correct in all material respects.

WITNESS the execution of this Agreement as of the date first above written.

                                       EXTECH CORPORATION


                                       By:/s/ Morton L. Certilman
                                       --------------------------
                                       Morton L. Certilman, President


                                       EAGLE INSURANCE COMPANY


                                       By: /s/ Robert M. Wallach
                                       -------------------------
                                       Name:   Robert M. Wallach
                                       Title:  Vice President

                                  SCHEDULE 8.8


                  Stockholder                      # of Shares

              Kevin Lang                            2,575,000
              Abraham Weinzimer                     2,575,000
              Morton L. Certilman                   1,486,893
              Jay M. Haft                           1,580,393

ROBERT PLAN


                                                              January 8, 1999


EXTECH CORPORATION
Corporate Headquarters
90 Merrick Avenue
East Meadow, N.Y 11554

Gentlemen:

         Reference is made to that certain Subscription Agreement, dated as of October 2, 1998, by and between EXTECH Corporation and Eagle Insurance Company (the "Agreement").

         Each of the parties to the Agreement hereby agrees that paragraphs (b) and (c) of Section 13.1 of the Agreement are amended to substitute "February 28, 1999" for "December 31, 1998."

         Except as amended hereby, the provisions of the Agreement, as amended, shall continue in full force and effect.

         In consideration of the Eagle Insurance Company's ("Eagle") agreement to extend the above referenced Subscription Agreement, EXTECH, DCAP Insurance ("DCAP") and Eagle hereby mutually agree as follows:

                  1. Notwithstanding anything to the contrary in any of the existing agreements, contracts, instruments or other documents to, from, between or among Eagle and/or any of its subsidiaries, DCAP and EXTECH, the parties hereto agree that certain Letter Agreement Section 3, dated as of August 4, 1998 by and between EXTECH, DCAP and The Robert Plan Corporation is now mandatory in that DCAP must produce a minimum of $1 million in personal automobile and homeowners insurance written premiums per month for Eagle, Newark, Lion and GSA Insurance Companies in New York and New Jersey.

                  2. The premium volume associated with the transaction currently being discussed by and between DCAP, The Robert Plan corporation and American International Group (AIG Specialty Auto) for mainlining the DCAP business to AIG paper will not be credited towards the mandatory premium volume referred to in Section 1 hereinabove.

                  3.  To the  extent  that  the  Eagle,  Newark,  Lion  and  GSA
Insurance Companies are not now satisfied with the quality of the personal automobile and homeowners insurance business currently produced by DCAP in their behalf, DCAP agrees to work with and cooperate with the officials and representatives of the Eagle, Newark, Lion and GSA Insurance Companies to upgrade the quality of the aforementioned book of business to the satisfaction of the said officials and representatives.

                  4.       Disputes.

                           (a) Notwithstanding anything to the contrary contained in other documents, in the event of any dispute relating to the rights of any party hereto, such dispute shall not be resolved by arbitration.

                           (b) EACH OF THE PARTIES HERETO VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                           (c)  Each  of  the  parties  hereto  irrevocably  and
unconditionally:

                                    (i)     submits for itself and its  property
                                            in any legal  actions or  proceeding
                                            relating to this  letter  agreement,
                                            or for  recognition  and enforcement
                                            of any judgment in respect  thereof,
                                            to   the    non-exclusive    general
                                            jurisdiction  of the  courts  of the
                                            state of New York and of the  United
                                            States of America  sitting in or for
                                            Nassau  County,  New  York  and  the
                                            appellate courts thereof; and

                                    (ii)    Consents  that  any such  action  or
                                            proceeding  may be  brought  in such
                                            courts and waives any objection that
                                            it may  now  or  hereafter  have  to
                                            venue   of  any   such   action   or
                                            proceeding  in any court and  agrees
                                            not to plead or claim the same.

                  5.       Miscellaneous.

                           (a) This letter agreement shall be governed by and construed under the laws of the State of New York.

                           (b) This letter agreement may be executed in multiple counterparts, each of, which shall be deemed an original hereof, and all of, which shall constitute one and the same document.

                           (c) This letter agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto and is intended to benefit the respective subsidiaries of The Robert Plan Corporation which are parties to the other agreements and documents between the parties.

                  6. Irrespective of any provisions of this letter agreement, it is understood and agreed as follows:

                           (a) All of the terms and conditions of the letter agreement of August 4, 1998, not specifically modified herein, shall remain in full force and effect.

                           (b) The provisions of Paragraph 1 above, are specifically contingent upon the following:

                                    (i)     The $1,000,000 minimum per month
                                            shall be calculated on an average of
                                            any three (3) consecutive months
                                            period;

                                    (ii)    Such  provision  shall  only  be  in
                                            effect  if DCAP  and  all  insurance
                                            stores  owned  by it in  whole or in
                                            part are averaging  annual  premiums
                                            at the rate of $20,000,000  per year
                                            during the three (3)  months  period
                                            referred to above;

                                    (iii)   Such provision  shall be conditioned
                                            upon  the   commission   rates   and
                                            insurance  rates  available  to DCAP
                                            within  the  Robert  Plan  Insurance
                                            System being  competitive on average
                                            with other insurance companies doing
                                            business with DCAP;

                                    (iv)    Such  provision  shall be subject to
                                            reasonable  acceptance by the Robert
                                            Plan  Insurance  System of customers
                                            produced by DCAP.

                  7. In the event DCAP shall fail to produce a minimum of $1,000,000 in written premiums, as referred to in paragraph 1 herein, and Robert Plan Insurance System, Eagle, Newark, Lion and GSA have met the conditions set forth above, the Robert Plan shall have the right, upon 120 days written notice, to terminate all agency agreements then in effect between any of its companies and DCAP.

         Please indicate your agreement to the foregoing by executing this letter agreement and returning it to the undersigned.

                                               Sincerely,

                                               Eagle Insurance Company


                                               By:/s/ Robert M. Wallach
                                               ------------------------
                                                     Robert M. Wallach
                                                     Vice President

READ AND AGREED:


EXTECH CORPORATION

By:        /s/ Morton L. Certilman

Title:     President

Date:      1/15/99



DCAP INSURANCE

By:        /s/ Abraham Weinzimer

Title:     Vice President

Date:      1/15/99

     SECOND AMENDMENT TO SUBSCRIPTION AGREEMENT, dated as of February 24, 1999 by and between EXTECH CORPORATION, a Delaware corporation ("EXTECH" or the "Company"), and EAGLE INSURANCE COMPANY, a New Jersey domiciled insurance company (the "Subscriber"), amending a Subscription Agreement dated as of October 2, 1998 between the EXTECH and the Subscriber, as amended by a letter agreement dated as of January 8, 1999 among EXTECH, the Subscriber and DCAP Insurance, a true and correct copy of which is attached hereto as Exhibit A (the "Subscription Agreement" and the Subscription Agreement, as amended hereby being herein referred to as the "Amended Agreement").

                                    RECITALS:

         The Company is a party to a letter of intent with Aegis Capital Corp. ("Aegis") dated as of January 14, 1999, a copy of which is attached hereto as Exhibit B (as amended, modified, supplemented or restated from time to time, the "Aegis Letter of Intent"), pursuant to which Aegis intends to privately place certain securities of EXTECH on the terms and conditions specified therein.

         In consideration of (i) the Subscriber's consent to the placement of EXTECH's securities contemplated by the Aegis Letter of Intent and (ii) the consummation of the transactions contemplated by the Subscription Agreement, the parties hereto have agreed to amend the Subscription Agreement on the terms and conditions set forth below.

         Capitalized terms used in this Amendment which are undefined herein will have the meanings given such terms in the Subscription Agreement. All references in the Subscription Agreement to the "Agreement" shall be deemed references to the Amended Agreement.

         NOW, THEREFORE, in consideration of the recitals and the respective representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows;


                                    ARTICLE I

                                 AEGIS PLACEMENT

1.1 Dilution Protection. So long as the Offering is consummated, in the event EXTECH issues any Common Shares or securities convertible into or exchangeable for, or which otherwise entitle the holder thereof to acquire Common Shares ("Convertible Securities"), for a price per Common Share less than $.67 (an "Applicable Aegis Issue Price"), pursuant to the Aegis Letter of Intent or definitive documentation relating to the placement contemplated thereby (the "Aegis Documents" and each such issuance being herein called an "Aegis Placement"), upon the consummation of any such Aegis Placement, EXTECH shall issue to the Subscriber for no additional consideration such number of additional Common Shares (such issuance together with any issuance of Common Shares to the Subscriber pursuant to Section 3.1 being herein called a "Dilution Issuance") so that when such additional Common Shares are aggregated with all Common Shares issued to the Subscriber under the Amended Agreement whether pursuant to the Closing or previous Dilution Issuances, the price per Common Share (the "Adjusted Purchase Price"), determined by dividing the Purchase Price by such aggregate Common Shares, shall equal such Applicable Aegis Issue Price.

1.2 Dilution Issuance. EXTECH shall deliver to the Subscriber a certificate evidencing the Common Shares to be issued pursuant to each Dilution Issuance. The Common Shares issued pursuant to each Dilution Issuance shall be duly and validly issued, fully paid and nonassessable and shall be deemed to have been issued for a price per Common Share equal to the Applicable Aegis Issue Price or Applicable Market Price (as defined in Section 3.1) relating to such Dilution Issuance.

1.3 Aegis Placement. EXTECH shall provide copies to the Subscriber and its counsel of all definitive instruments, agreements, private placement memoranda or other definitive offering materials, financial data or other documents provided to Aegis or to prospective investors pursuant to the Aegis Placement upon their delivery to Aegis or distribution to such prospective investors.

1.4 Applicable Aegis Issue Price; Applicable Market Price. In determining the Applicable Aegis Issue Price or Applicable Market Price, no portion of any unit purchase price shall be allocated to any warrants comprising a portion of such unit.


                                   ARTICLE II

                              ADDITIONAL INVESTMENT

2.1 Option to Purchase Securities. EXTECH hereby agrees that, in the event the Offering is consummated and EXTECH undertakes the Aegis Placement, the Subscriber or its permitted assigns shall have the right (the "Option") to acquire up to $500,000 of the units or other securities offered by EXTECH pursuant to, and upon the terms and provisions specified in, the Aegis Documents. EXTECH agrees that it will not undertake the Aegis Placement unless the Option is provided for therein. EXTECH shall pay no commission to Aegis in connection with the sale of the Units or other securities to the Subscriber or its permitted assigns pursuant to any Option exercise. The Subscriber shall not be required to pay directly any of the expenses of, or commissions or other fees to, Aegis. The Option shall be exercisable during the twenty day period following the delivery to the Subscriber of the definitive Aegis Documents and shall be exercised by the execution and delivery by the Subscriber to EXTECH or Aegis (as provided for in the Aegis Documents) of any and all subscription documents and the required subscription price. In the event of the exercise of the Option, the Subscriber or its permitted assigns shall have all the rights and obligations of a subscriber for Units or other securities pursuant to the Aegis Placement. The Subscriber acknowledges and agrees that the Option may be exercised only as part of the Aegis Placement, and the Subscriber shall not be entitled to acquire any securities pursuant to the provisions of this Section
2.1 if the Aegis Placement is not consummated. EXTECH will not grant any investor in the Aegis Placement any right to acquire securities of EXTECH on terms more favorable to it than offered to the Subscriber.

                                  ARTICLE III

                     ISSUANCES PURSUANT TO PRICE PROTECTION

3.1 Effect of Investor Dilution Issuances. So long as the Offering is consummated, in the event EXTECH issues additional Common Shares to investors that shall have acquired Common Shares or Convertible Securities through an Aegis Placement in the circumstances described in Section 3 of the Aegis Letter of Intent or any similar provision of the Aegis Documents (such issuance being herein referred to as an "Investor Dilution Issuance") and if the price per Common Share (an "Applicable Market Price") which causes such Investor Dilution Issuance is less than the lesser of $.67 or the then effective Adjusted Purchase Price, if any, EXTECH shall issue to the Subscriber for no additional consideration such number of additional Common Shares so that when such additional Common Shares are aggregated with all Common Shares issued to the Subscriber under the Amended Agreement whether pursuant to the Closing or previous Dilution Issuances, the price per Common Share, determined by dividing the Purchase Price by such aggregate Common Shares, shall equal such Applicable Market Price and the Adjusted Purchase Price shall be deemed equal to the Applicable Market Price.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

4.1 Choice of Law; Severability. This Amendment shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof. In the event any clause, section or part of this Amendment shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Amendment which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect

4.2 Successors and Assigns; No Assignment. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Amendment may not be assigned by either party without the written consent of the other, except that the Subscriber shall be entitled to assign the Option to any entity (other than a natural person) that is a subsidiary or affiliate of the Subscriber, or to Robert Wallach or William Wallach, provided that the assignee meets the suitability requirements for a purchase of Units, as provided for in the Aegis Documents.

4.3 Counterparts. This Amendment maybe executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.4 Headings; Gender. The headings, captions and/or use of a particular gender under sections of this Amendment are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

4.5 Amendment. Except as amended hereby, the provisions of the Subscription Agreement shall continue in full force and effect.

         WITNESS the execution of this Agreement as of the date first above written.

                                       EXTECH CORPORATION


                                       By:/s/ Morton L. Certilman
                                       --------------------------
                                              Morton L. Certilman, President


                                       EAGLE INSURANCE COMPANY


                                       By:/s/ P. Nezamoodeen
                                       ---------------------
                                          Name: P. Nezamoodeen
                                          Title:Vice President and Secretary